Exhibit 16.1

March 21, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Oil-Dri Corporation of America (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Oil-Dri Corporation of America dated March 17, 2014. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, One North Wacker Drive, Chicago, IL 60606

T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us